EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 25, 2012, with respect to the financial statements of Advisors Disciplined Trust 278, comprising Tax Exempt Securities Trust, California Trust 230 contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-152185) and relate Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
October 25, 2012